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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            Merrill Lynch & Co., Inc.
                            -------------------------
             (Exact name of registrant as specified in its charter)

                Delaware                                        13-2740599
            ---------------                                 -------------------
(State of incorporation or organization)                     (I.R.S. Employer
                                                            Identification No.)
         World Financial Center
         North Tower
         250 Vesey Street
         New York, New York                                        10281
     ----------------------------                              --------------
(Address of principal executive offices)                         (Zip Code)

If this form relates to the registration         If this form relates to the
of a class of securities pursuant to             registration of a class of
Section 12(b) of the Exchange Act and            securities pursuant to Section
is effective pursuant to General                 12(g) of the Exchange Act and
Instruction A.(c), please check the              is effective pursuant to
following box.  [X]                              General Instruction A.(d),
                                                 please check the following
                                                 box.  [_]


Securities Act registration statement file number to which this form
relates:   333-68747
          -----------

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                   Name of each exchange on which
         to be so registered                   each class is to be registered
         -------------------                   ------------------------------

Select Sector  SPDR(R) Fund Growth Portfolio     American Stock Exchange
Market Index Target-Term Securities(R)
due May __, 2006

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of class)


"Market Index Target-Term Securities" is a registered service mark owned by Merrill Lynch & Co., Inc.

"SPDR" is a trademark of the McGraw-Hill Companies, Inc.
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Item 1. Description of Registrant's Notes to be Registered.
        --------------------------------------------------

     The description of the general terms and provisions of the Select Sector SPDR(R) Fund Growth Portfolio Market Index Target-Term Securities(R) ("MITTS(R)") due May __, 2006 to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated May 5, 1999, and the Prospectus dated May 6, 1999, attached hereto as Exhibit 99(A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-68747 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.


Item 2. Exhibits.
        --------

     99(A) Preliminary Prospectus Supplement dated May 5, 1999, and Prospectus dated May 6, 1999, (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

     99(B)  Form of Note.

     99(C) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

         Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.






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"MITTS" and "Market Index Target-Term Securities" are registered service marks owned by Merrill Lynch & Co., Inc.

* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            MERRILL LYNCH & CO., INC.




                                            By: /s/ Lawrence M. Egan, Jr.
                                                    -----------------------
                                                    Lawrence M. Egan, Jr.
                                                    Assistant Secretary


Date:  May 24, 1999

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